Exhibit 10.10

Monthly Workspace Application

Thank you for your interest a workspace at the Satellite Applications Catapult. Please provide the most accurate and up-to-date information available.

Please also keep in mind the following as you prepare your application:

•	This is only open to organisations in or engaged with the space or satellite applications sectors.
•	We look very favourably on applications from companies looking to develop new businesses and services.

SATELLITE APPLICATIONS CATAPULT
MONTHLY WORKSPACE AGREEMENT
TERMS AND CONDITIONS

1.  DEFINITIONS

a.	Reference to 'We', `Us' or 'Our' shall be taken to mean Satellite Applications Catapult

b.	Reference to 'You', 'Client' or 'Your' shall be taken to mean the applicant(s) or the company named in the application form.

c.	'Accommodation' is the space referred to in Schedule A of the Agreement;

d.	'Premises' are located at Electron Building, Fermi Avenue, Harwell Oxford, Didcot Oxfordshire, OX11 OQR;

e.	'Fee' is the amount payable for the use specified in Schedule A of the Agreement;

f.	'Deposit' is £310.00 GBP or any other amount specified in Schedule A of the Agreement.

g.	'Termination Date' is specified as 1 month from the date of valid termination notice;

h.	'Termination notice' must be given in writing, detailing the reason for cancellation and applicant/company's detail. It must be sent to Premises' address;

i.	'Term' is the period of time that the Agreement is in place (minimum three (3) months);

j.	'Start Date' means the date when the deposit cheque has been cleared by the bank.

2.  FACILITIES AND SERVICES

a.	In consideration of the payment by you of the Deposit and the Fee, we permit you the use of the Accommodation and the mentoring services ('Services') detailed at Schedule A.

b.	We agree to use reasonable endeavour to make available Accommodation and Services from the Start Date of this Agreement until this Agreement expires or is terminated.

c.	The Fee is inclusive of rates, service charges, building management, building insurances, lighting, heating, cleaning, security and the use of kitchen facilities.

3.  PAYMENT, DURATION AND TERMINATION

a.	Our monthly invoices are payable by you in arrears within 30 days of receiving the invoice. However, credit limits will be at the Catapult's discretion and may raise more frequent invoices than monthly.

b.	The Agreement will be automatically renewed for successive periods of 1 month after the 3 months minimum period, until brought to an end by either party, with a minimum of 1 month notice.

c.	You shall pay to us on demand (by monthly direct debit if required) charges for all voice services relating to the Accommodation and for all facsimile, photocopying, word-processing, conference facilities and other services made available on Premises which you utilise .

d.	If you, being a company, shall enter into liquidation voluntarily or otherwise (save for the purpose of reconstruction or amalgamation) or have an administration order made against you or a receiver appointed over you or any of your assets, we have the right, with notice to you, in addition to and not in lieu of other remedies available, to terminate this Agreement immediately. In such event, you will remain liable for all obligations accrued prior to termination.

e.	If you, being an individual, shall have a bankruptcy order made against you (voluntary or otherwise), or the company is voluntarily wound up we have the right, with notice to you, in addition to and not in lieu of other remedies available, to terminate this Agreement immediately. In such event, you will remain liable for all obligations previously accrued.

f.	The Deposit paid as security for the performance of your obligations in this Agreement, is to be returned within 30 days of the termination of this Agreement ("the Termination Date") provided you have complied with your obligations and subject to the deduction of any amount to cover cost of any damage caused during the Term.

g.	Upon the Termination Date any post we receive on your behalf shall be held at the Premises for a period of up to two weeks and then (at our discretion) returned to the sender or the Post Office. It is your responsibility to ensure all mails are redirected appropriately before end of the Term.

h.	The Agreement may be terminated by us immediately upon breach of any of your obligations under the Agreement.

i.	Notwithstanding termination or expiry of the Agreement, we retain the right to withhold the Deposit until all payment arrears are cleared and other losses have been recuperated.

Satellite Applications Catapult, Electron Building, Fermi Avenue, Harwell Oxford, Didcot Oxfordshire, OX11 OQR info@sa.catapult.org.uk

4.  CLIENT'S RIGHTS AND RESPONSIBILITIES

a.	You are entitled to:

i.	Carry on your business in the Accommodation subject to compliance with these Terms and Conditions.

ii.	Use (in common with other clients of the Premises) all of the shared facilities including the sanitary facilities provided and those as agreed on Schedule A of the Agreement.

iii.	Access via approved & agreed means of entry the Accommodation 24 hours a day, each day of the year.

b.	You shall not:

i.	impede or interfere with our right of possession and control of the Accommodation;

ii.	use the Accommodation for purposes other than for your business and in any event not for any illegal or prohibited activity;

iii.	install in the Accommodation any furniture or equipment without our prior written approval;

iv.	alter the Accommodation, its partitioning or any fixtures or fittings;

v.	damage any of the decorations, fixtures and fittings or other equipment in the Accommodation;

vi.	use the Accommodation in any way so as to annoy or disturb others in the Premises;

vii.	bring pets or other animals into the Accommodation;

viii.	affix or display anything in the windows, walls, partitions or doorways of the Accommodation without our prior written consent;

ix.	be entitled to compensation as a result of any failure of data security, computer systems or of our failure to provide any of the services in accordance with this Agreement, where such failure is due to a breakdown, strike, delay or the failure of any staff, manager or caretaker to perform their duties;

x.	use any services in the Accommodation other than those offered or permitted to you by us. You or anyone under your instructions is restricted from using or installing any software or systems which may bypass our security systems and/or access areas in the premises and electronics systems which you are not authorised to access. You agree not to use any third party for the provision of such services unless previously agreed in writing;

xi.	interfere with the conduct of our business;

xii.	for the duration of the Term and for six months afterwards you shall not offer employment to, or engage directly or indirectly, any individuals employed or engaged as consultants by us, unless previously agreed to in writing;

c.	You shall:

i.	observe and adhere to all the rules and regulations made by us for the management of the Accommodation;

ii.	conduct your business from the Accommodation so as not to interfere with us or any other users of the Premises and comply with all laws and any other requirements regulating the conduct of your business;

iii.	vacate the Accommodation on or before the Termination Date. The Accommodation must be left in the same condition as found at the Start Date. We accept no responsibility for any item of furniture, personal effects or other belongings left in the Accommodation and we may dispose of such property, the costs of disposal shall be forwarded to you;

iv.	on the Termination Date, return to us all keys and other means of access to the Accommodation and the Premises. Whenever any key or other means of access is lost, report such loss immediately to us and pay on demand the cost of replacements and the cost of changing any lock or reconfiguration of the system;

v.	indemnify us and our officers, employees and agents, from all claims, liability, loss, damages and costs incurred arising out of your use of the Accommodation. You shall maintain adequate insurance against all such risks;

5.  OWNER'S RIGHTS AND RESPONSIBILITIES

a.	We shall:

i.	keep the sanitary facilities in the Premises in working order, properly cleaned and equipped;

ii.	keep the Accommodation adequately lit and provide reception services during normal opening hours of 09:00 and 17:30 hours Monday to Friday (excluding bank holidays);

iii.	maintain and renew, as may be required, fire fighting equipment in the Accommodation;

iv.	not be held responsible for failure to have any of the office facilities available to you because of use by any other person within the Premises and we shall not be liable if, for any temporary reason, you shall be unable to obtain access to the Accommodation;

Satellite Applications Catapult, Electron Building, Fermi Avenue, Harwell Oxford, Didcot Oxfordshire, OX11 OQR info@sa.catapult.org.uk

v.	Clause 5.a.iv does not apply to desk hire which will be guaranteed under the Monthly Workspace Agreement.

vi.	not be liable for any breach of security of our network or of any information that you place on it. You should therefore introduce such security measures as you consider appropriate;

vii.	have the right at any time to access any part of the Accommodation to inspect it, provide services, make repairs and alterations.

6.  OUR LIABILITY

a)	Nothing in these Terms and Conditions excludes or limits our liability for:

i.	death or personal injury caused by its negligence, or the negligence of its employees, agents or subcontractors; or

ii.	fraud, negligence or fraudulent misrepresentation.

b)	You agree that:

i.	Subject to the above clause, we shall not be liable to you, in contract, tort (including negligence), breach of statutory duty, or otherwise, for any loss of profit, or any indirect or consequential loss or damage (whether for loss of profit, loss of business, loss of opportunity depletion of goodwill or otherwise) arising under or in connection with the Agreement including any losses that may result from a deliberate breach of the Agreement by the us, its employees, agents or subcontractors; and

ii.	Our liability to you in respect of all other losses arising under or in connection with this Agreement, whether in contract, tort (including negligence), breach of statutory duty, or otherwise, shall not exceed the maximum amount of Fees payable under the Agreement.

iii.	Any technical, scientific or commercial advice or recommendation (if any) by us shall be made on good faith, thus we shall not be held liable for the use or reliance of it by yourself, your employees, agents, subcontractors or other representatives. For avoidance of doubt, we shall not be held liable for any losses arising from any of the services under the Agreement.

Except as set out in these Terms and Conditions, all warranties, conditions and other terms implied by statute or common law are, to the fullest extent permitted by law, excluded from the Agreement. This condition shall survive termination of the Agreement.

7.  DATA

a.	You agree that we may use any personal data which you provide us:

i.	to fulfil our obligations under this Agreement and in order to improve our future services to you;

ii.	to send you other information about our products and services and about events and promotions organised by us or on our behalf.

8.  HEALTH & SAFETY

a.	Any health and safety concern, however trivial it might seem, including any potential risk, hazard or malfunction of equipment, must be reported to us immediately.

b.	You must cooperate in the investigation of any accident or incident that has led, or which we consider might have led, to injury.

c.	Failure to comply with health and safety rules and instructions or with the requirements of this condition may be treated as breach of the Terms and Conditions pursuant to condition 3h.

d.	You should familiarise yourself with the instructions about what to do in tne event of fire which are displayed on notice boards or available from us as the case may be. You should also know where the fire extinguishers are, ensure that he is aware of its nearest fire exit and alternative ways of leaving the building in an emergency.

e.	Building wardens are responsible for the effective evacuation of designated areas. In the event of a suspected fire or fire alarm you must follow their instructions.

f.	Regular fire drills will be held to ensure that our fire procedures are effective and to ensure that you are familiar with them. These drills are important and must be taken seriously.

Satellite Applications Catapult, Electron Building, Fermi Avenue, Harwell Oxford, Didcot Oxfordshire, OX11 OQR info@sa.catapult.org.uk

9.  CONFIDENTIALITY

a.	You shall keep in strict confidence all technical or commercial know-how, specifications, inventions, processes or initiatives which are of a confidential nature and have been disclosed to you by us or any other user of the Premises (Other User) or of which you become aware as a result of your use of the premises in relation to any Other User, its employees, agents or subcontractors ("Disclosing Party"), and any other confidential information concerning a Disclosing Party's business or its products or its services which you may obtain.

b.	You shall restrict disclosure of such confidential information to such of your employees, agents or subcontractors as need to know it for the purpose of discharging your obligations under the Agreement and shall ensure that such employees, agents or subcontractors are subject to obligations of confidentiality corresponding to those which bind you.

c.	You shall not disclose any confidential information obtained from a Disclosing Party to any third party.

10.  PUBLICITY

a.	Neither Party shall use the other's name or logo in any press release, product, product advertising, promotion, website or publication or for any other promotional purpose, without first obtaining the other Party's written consent.

b.	For avoidance of doubt, you must not use our name or logo to imply, suggest or otherwise appear to show we have endorsed your product, research or any other engagement.

c.	You must obtain written permission before such publicity and we retain irrevocable right to object to or delay such publicity which may suggest the contrary to clause 10.b.

11. GENERAL

a.	This Agreement is personal to you and is not assignable nor transferrable by you.

b.	All notices must be in writing. Notices to you will be considered served if handed to you or one of your staff at the Accommodation. Notices to us will be considered served if mailed by registered or recorded mail, postage prepaid to us at our address shown overleaf, or such other address as we shall advise you in writing or handed to one of our staff. Email Notices are accepted provided proof of delivery is sought and obtained.

c.	The invalidity or unenforceability of any provision of this Agreement shall not affect or impair the validity of any other provision. No waiver of any default by you shall be implied from our failure to take action with respect to such default.

d.	Where you comprise more than one individual, such individuals shall be jointly and severally liable to observe and perform your obligations under this Agreement.

e.	This Agreement Licence supersedes any prior agreement and embodies the entire agreement between us and may not be modified, changed or altered in any way except as agreed by us both in writing; and shall be interpreted and enforced in accordance with the laws of England and Wales.

f.	The terms of this Agreement are confidential and neither of us may disclose them during or after the Term without the other's consent; except as required by law or an official authority.

g.	This Agreement creates no rights in any third parties to enforce its terms pursuant to Section 1 of the Contracts (Rights of Third Parties) Act 1999.

Satellite Applications Catapult, Electron Building, Fermi Avenue, Harwell Oxford, Didcot Oxfordshire, OX11 OQR info@sa.catapult.org.uk

CATAPULT
Satellite Applications

CATAPULT
Satellite Applications

SCHEDULE A

This Agreement is between (Company, Organisation or Individual) ZERO GRAVITY SOLUTIONS C.O.

whose registered address is 1 HOWARD RD

SOUTHAMPTON SO15 5BB

and whose Company Registration Number is 07568228 ("Client, you, your") and Satellite Applications Catapult whose registered address is First floor, St. James House, St. James Square, Cheltenham, GL50 3PR ("Satellite Applications Catapult or we").

The following terms are appropriate for the Term of this Agreement only and can only be changed with the written agreement and approval of both Satellite Applications Catapult and the Client.

(Catapult Use Only)

Accommodation Specification: (no of desks etc)	1 desk
Term of Agreement: (minimum of 3 months unless specified otherwise)	12 mths
Licence Fee per Month:	£155 + VAT
Date of Commencement:	6th January 2014
Deposit Paid:	£310 + VAT

Special Services:
Zygwar reviews and mentoring

Special Terms that supersede the Terms & Conditions:

Signed: [signature]
On behalf of Client
Name: H. CHAMBERS
Title: MANAGING DIRECTOR
Date: 3/1/14

Signed: [signature]
On behalf of Satellite Applications Catapult
Name: HENRIETA SANILOVA
Title: ME & FINANCE NETWORK MANAGER
Date: 3rd January 2014

Satellite Applications Catapult, Electron Building, Fermi Avenue, Harwell Oxford, Didcot Oxfordshire, OX11 0QR
info@sa.catapult.org.uk